Exhibit 99.1

DIGITAL HEALTH ACQUISITION CORP.
980 N FEDERAL HWY #304
BOCA RATON, FL 33432

SCAN TO VIEW MATERIALS & VOTE

Your Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [TBD], 2023.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote these shares.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE AT THE MEETING
If you plan to attend the virtual online special meeting, you will need your 12-digit control number to vote electronically at the special meeting. To attend the special meeting, visit: www.virtualshareholdermeeting.com/DHAC2023SM

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V03838-S62796

DIGITAL HEALTH ACQUISITION CORP.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.

	Proposal	For	Against	Abstain
1.	To approve the transactions contemplated under the Second Amended and Restated Business Combination Agreement, dated as of October 6, 2022, as amended by the First Amendment dated November 3, 2022 (the "Business Combination Agreement"), by and among DHAC, DHAC Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of DHAC ("Merger Sub I"), DHAC Merger Sub II, Inc., a Texas corporation and wholly owned subsidiary of DHAC ("Merger Sub II"), VSee Lab, Inc., a Delaware corporation ("VSee"), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation ("iDoc").	☐	☐	☐
2A.	To approve an amendment to the current DHAC charter to increase the total number of authorized shares of capital stock to (i) 100 million shares of common stock, par value $0.0001 per share, and (ii) 10 million shares of preferred stock, par value $0.0001 per share.	☐	☐	☐
2B.	To approve an amendment to the current DHAC charter that the Board by divided into three classes with only one class of directors being elected each year (except for those directors appointed prior to the first annual meeting of stockholders) serving a three-year term.	☐	☐	☐
2C.	To approve an amendment to the current DHAC charter that the Board or any director of the Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Combined Company entitled to vote at an election of directors.	☐	☐	☐
2D.	To approve an amendment to the current DHAC charter to require the affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of the Combined Company to make any amendment to certain sections of the Amended Charter.	☐	☐	☐
2E.	To approve an amendment to the current DHAC charter that the Amended and Restated Bylaws of the Combined Company may be amended by either the directors of the Board or by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Combined Company.	☐	☐	☐
2F.	To approve amendment to the current DHAC charter to remove the waiver of the corporate opportunity doctrine with respect to DHAC.	☐	☐	☐
2G.	To approve an amendment to the current DHAC charter to change the name of DHAC to "VSee Health, Inc." from the current name of "Digital Health Acquisition Corp.	☐	☐	☐
2H.	To approve an amendment to the to the current DHAC charter to eliminate certain provisions related to DHAC's status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination.	☐	☐	☐
2I.	To approve and adopt the Second Amended and Restated Certificate of Incorporation of DHAC, which incorporates the principal amendments set forth in Proposals 2A-2H.	☐	☐	☐
3.	To approve the Amended and Restated Bylaws of DHAC, which will be effective upon the consummation of the Business Combination.	☐	☐	☐

4. Approval of a proposal to elect the director nominees identified below to serve on the Board, effective as of the consummation of the Business Combination until their respective successors are duly elected and qualified:

Nominee	For	Withhold
Milton Chen – Class I	☐	☐
Imoigele Aisiku – Class I	☐	☐
Kevin Lowdermilk – Class II	☐	☐
Colin O'Sullivan – Class II	☐	☐
Scott Metzger – Class III	☐	☐

	Proposal	For	Against	Abstain
5.	To approve the VSee Health, Inc. 2023 Equity Incentive Plan (the "Incentive Plan") to be effective upon the consummation of the Business Combination.	☐	☐	☐
6.	To approve for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of common stock of DHAC and the resulting change in control in connection with the Business Combination.	☐	☐	☐
7.	To approve for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance or potential issuance of more than 20% of the common stock of DHAC in connection with the PIPE Financing.	☐	☐	☐
8.	To approve for purposes of complying with Nasdaq Listing Rule 5635(d) the potential issuance of more than 20% of our Common Stock pursuant to a proposed $100,000,000 Equity Line of Credit arrangement that DHAC intends to enter into on the closing of the Business Combination, with the primary PIPE Financing investor.	☐	☐	☐
9.	To approve for purposes of complying with Nasdaq Listing Rule 5635(d) the potential issuance of more than 20% of our Common Stock pursuant to a securities purchase agreement with A.G.P./Alliance Global Partners.	☐	☐	☐
10.	To approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event DHAC does not receive the requisite stockholder vote to approve the proposals. The adjournment proposal is not conditioned on the approval of any other proposal.	☐	☐	☐

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

V03839-S62796 (Continued and to be marked, dated and signed, on the other side) PROXY DIGITAL HEALTH ACQUISITION CORP. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [TBD], 2023 The undersigned hereby appoints Scott Wolf and Daniel Sullivan and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Digital Health Acquisition Corp. (the “Company”) held of record by the undersigned at the close of business on [TBD], 2023 at the Special Meeting of Stockholders to be held on [TBD], 2023, at 9:30 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/DHAC2023SM, or any adjournment thereof. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING VIA LIVE WEBCAST, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE BY USING THE POSTAGE-PAID ENVELOPE AND MAILING IT TO VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE SPECIAL MEETING VIA THE LIVE WEBCAST. Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders The notice of meeting and the accompanying Proxy Statement is available at: www.proxyvote.com